Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

EVERTEC, INC.

a Puerto Rico corporation

(the “Company”)

(Adopted as of April 12, 2013, and effective as of April 17, 2013)

AMENDED AND RESTATED

BYLAWS

OF

EVERTEC, INC.

ARTICLE I.

OFFICES

Section 1.1 Registered Office. The registered office of the Company within the Commonwealth of Puerto Rico shall be located at either (i) the principal place of business of the Company in the Commonwealth of Puerto Rico or (ii) the office of the corporation or individual acting as the Company’s registered agent in Puerto Rico.

Section 1.2 Additional Offices. The Company may, in addition to its registered office in the Commonwealth of Puerto Rico, have such other offices and places of business, both within and outside of the Commonwealth of Puerto Rico, as the Board of Directors of the Company (the “Board”) may from time to time determine or as the business and affairs of the Company may require.

ARTICLE II.

STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. Annual meetings of stockholders shall be held on such date, and at such time and place, either within or without the Commonwealth of Puerto Rico, or may not be held at any place, but may instead be held solely by means of remote communication, in each case as may be fixed by resolution of the Board of Directors of the Company and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, (i) may be called by the Chairman of the Board, the Chief Executive Officer or the President and (ii) shall be called by the Chief Executive Officer, the President or Secretary at the request in writing of a majority of the Board, any Principal Stockholder or stockholders owning capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting.

Section 2.3 Notices. Written notice of each stockholders’ meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat by or at the direction of the officer calling such meeting not less than ten nor more than 60 days before the date of the meeting. Any such notice shall be given either personally, by electronic transmission in the manner provided in Section 7.21 of the General Corporations Law of the Commonwealth of Puerto Rico of 2009 (the “General Corporations Law”) (14 L.P.R.A. §3661) (except to the extent prohibited by Section 7.21(E) of the General Corporations Law) (14

L.P.R.A. § 3661(e)) or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Company. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the General Corporations Law. If said notice is for a stockholders meeting other than an annual meeting, it also shall state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto. Attendance of a person at a meeting or the participation thereof therein shall constitute a waiver of the notice of such meeting, except when a person attends a meeting for the express purpose of objecting at the commencement of the meeting that the same was not called nor commenced in accordance with Section 7.18 of the General Corporations Law (14 L.P.R.A. §3658).

Section 2.4 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a quorum for the transaction of business at any meeting of the stockholders shall consist of (i) holders of a majority of the total amount of Common Stock outstanding and entitled to vote at such meeting and (ii) for so long as the Proportionate Percentage of a Principal Stockholder or Partial Rights Transferee, as applicable, is at least 20%, each such Principal Stockholder or Partial Rights Transferee; provided, that, in the event a meeting of the stockholders is adjourned for a lack of a quorum because a Principal Stockholder or its applicable Partial Rights Transferee has not appeared at a duly called meeting for which such Principal Stockholder or its applicable Partial Rights Transferee received proper notice, the absence of such Principal Stockholder or its applicable Partial Rights Transferee shall not prevent a quorum at a Reconvened Meeting at which holders of a majority of the total amount of Common Stock outstanding and entitled to vote at such meeting are in attendance. At a Reconvened Meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the Reconvened Meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.5 Notice of Stockholder Business and Nominations.

Section 2.5.1 Annual Meetings of Stockholders.

(a) At any annual meeting of the stockholders, only such nominations of persons for election to the Board and only other business shall be considered or conducted, as shall have been properly brought before the meeting in compliance with the procedures set forth in this Section 2.5 to the extent applicable. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any stockholder of the Company who (A) was a stockholder of record at the time of giving of notice provided for in this Section 2.5 and at the time of the annual meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.5 as to such business or nomination. Except as set forth in Section 2 of the Stockholder Agreement, clause (iii) of the immediately preceding sentence shall be the exclusive means for a stockholder (other than a Principal Stockholder or Partial Rights Transferee) to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting) before an annual meeting of stockholders.

(b) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.5.1(a)(iii) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that (and only if) the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely, notice by the stockholder must be so delivered (i) not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to the date of such annual meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to the Secretary at the principal executive offices of the Company not later than (i) five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and (ii) not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof. To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.5.1(b) or Section 2.5.2) to the Secretary must: (i) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Company’s books, the name and address of such beneficial owner, if any, and the name and address of their respective affiliates or associates or others acting in concert therewith, (B) (1) the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner, and of their respective affiliates or associates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (4) any contract, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any security of the Company (any of the foregoing, a “Short Interest”), (5) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company, (6) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (8) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such stockholder, and (9) any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (C) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (iii) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iv) with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement required by Section 2.5.4 of these Bylaws. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c) Notwithstanding anything in the second sentence of Section 2.5.1(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

Section 2.5.2 Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting or reasonable related thereto. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board in accordance with Section 2 of the Stockholder Agreement, (b) by a Principal Stockholder or Partial Rights Transferee in accordance with such Principal Stockholder’s or Partial Rights Transferee’s Director Nomination Right or (c) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Company who (i) is a stockholder of record at the time of giving of notice provided for in this Section 2.5 and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this Section 2.5 as to such nomination. Except as set forth in Section 2 of the Stockholder Agreement, the immediately preceding sentence shall be the exclusive means for a stockholder (other than a Principal Stockholder or Partial Rights Transferee pursuant to a Director Nomination Right) to make nominations (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before a special meeting of stockholders. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by Section 2.5.1(b) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.5.4 of these Bylaws) shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

Section 2.5.3 General.

(a) Only such persons who are nominated in accordance with the procedures set forth in Section 2 of the Stockholder Agreement or in this Section 2.5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.5. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section 2.5, to declare that such defective proposal or nomination shall be disregarded. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to make a nomination or present a proposal of other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 2.5, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(b) For purposes of this Section 2.5, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission.

(c) Notwithstanding the foregoing provisions of this Section 2.5, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.5.1(a)(iii) or Section 2.5.2 of these Bylaws. Nothing in this Section 2.5 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) of any Principal Stockholder or Partial Rights Transferee under the Stockholder Agreement or (iii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of director or directors or any other business proposal.

Section 2.5.4 Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.5) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

Section 2.5.5 Notwithstanding anything to the contrary contained herein, the provisions set forth in this Section 2.5 shall not apply to (i) the nomination of any Director Nominee by any Principal Stockholder or Partial Rights Transferee in accordance with a Director Nomination Right or (ii) any business included in a notice of a meeting delivered in accordance with these Bylaws at the request of a Principal Stockholder if, at the time of such request and at the time of the annual or special meeting for which such notice has been delivered, the Principal Stockholders’ aggregate Proportionate Percentage is greater than 50%.

Section 2.6 Voting of Shares.

Section 2.6.1 Voting Lists. The officer or agent who has charge of the stock ledger of the Company shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any such stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

Section 2.6.2 Votes Per Share. Except as otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at the meeting or with respect to the matter under consideration shall be entitled to one vote in person or by proxy at every stockholders meeting for each share of capital stock held by such stockholder.

Section 2.6.3 Proxies. Every stockholder entitled to vote at a meeting or to express consent or dissent without a meeting or a stockholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

Section 2.6.4 Required Vote. When a quorum is present at any meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of capital stock of the Company entitled to vote thereon present in person or by proxy at the meeting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Incorporation, these Bylaws or the Stockholder Agreement, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.6.5 Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram, or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, any written ballot or, if authorized by the Board, a ballot submitted by electronic transmission together with any information from which it can be determined that the electronic transmission was authorized by the stockholder, any information provided in a record of a vote if such vote was taken at the meeting by means of remote communication along with any information used to verify that any person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.6.6 Consents in Lieu of Meeting. Any action required to be or which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding shares entitled to vote thereon.

Section 2.6.7 Remote Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company. In the case of any annual meeting of stockholders or any special meeting of stockholders called upon order of the Board of Directors, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by this Section 2.6.7.

ARTICLE III.

DIRECTORS

Section 3.1 Purpose. The business of the Company shall be managed by or under the direction of the Board, which may exercise all of the powers of the Company and do all such lawful acts and things as are not by law, the Certificate of Incorporation, these Bylaws or the Stockholder Agreement directed or required to be exercised or done by the stockholders and/or the Principal Stockholders. Directors need not be stockholders or residents of Puerto Rico.

Section 3.2 Number. The Board shall consist of nine directors.

Section 3.3 Election. The directors will be elected at any annual or special meeting of the stockholders (or by written consent in lieu of a meeting of the stockholders). Subject to applicable law, directors may be elected only in compliance with the provisions set forth in Section 2 of the Stockholder Agreement. Each director shall hold office until his successor has been duly elected and qualified pursuant to the terms of Section 2 of the Stockholder Agreement and applicable law or until his earlier death, disability, resignation or removal (with or without cause).

Section 3.4 Vacancies. Subject to applicable law, vacancies may be filled only in compliance with the procedures set forth in Section 2 of the Stockholder Agreement. Except as provided for in Section 2 of the Stockholder Agreement, a vacancy created by any former director who was nominated by a Holder pursuant to a Director Nomination Right may, subject to applicable law, only be filled by a nominee of the Holder who was entitled to nominate such former director pursuant to the procedures set forth in Section 2 of the Stockholder Agreement. Subject to applicable law, the Company and the Holders shall fill any vacancies on the Board in accordance with procedures set forth in Section 2 of the Stockholder Agreement, as soon as practicable following the date such vacancy is created.

Section 3.5 Removal. Subject to applicable law, directors may be removed and/or replaced only in compliance with the provisions set forth in Section 2 of the Stockholder Agreement. Except as provided for in Section 2 of the Stockholder Agreement and subject to applicable law, no director who was nominated by a Holder pursuant to a Director Nomination Right may be removed without the consent of the Holder who was entitled to nominate such individual as a director pursuant to the terms of Section 2 of the Stockholder Agreement and subject to applicable law. Except as provided for in Section 2 of the Stockholder Agreement, a director who was nominated by a Holder pursuant to a Director Nomination Right may only be removed at the direction of the Holder that was entitled to nominate such director pursuant to the terms of Section 2 of the Stockholder Agreement. The Company will, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the stockholders), so that each director who was nominated by a Holder pursuant to a Director Nomination Right shall be removed as directed by the Holder entitled to nominate such director pursuant to Section 2 of the Stockholder Agreement.

Section 3.6 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings.

ARTICLE IV.

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders’ meeting at the place of the annual stockholders’ meeting. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

Section 4.2 Regular Meetings. Regular meetings of the Board shall be held within 60 days of the end of each fiscal year and at least once every fiscal quarter, in each case at such times and places as shall from time to time be determined by resolution of the Board and communicated to all directors. Written notice of each regular meeting of the Board shall be given to each director at least five business days before the date of such meeting.

Section 4.3 Special Meetings. Special meetings of the Board (i) may be called by the Chairman of the Board, the Chief Executive Officer or the President and (ii) shall be called by the Chief Executive Officer, the President or Secretary on the written request of two or more directors. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 48 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex, email or facsimile transmission and delivery; four days before the meeting if such notice is delivered by a recognized express overnight delivery service; and seven days before the meeting if such notice is delivered through the United States mail. Subject to the last sentence of this Section 4.3, any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the Certificate of Incorporation, these Bylaws, or a resolution approved by (x) a majority of the directors then in office and (y) for so long as a Principal Stockholder’s Proportionate Percentage is 20% or more, at least one director nominated by such Principal Stockholder, the notice for any special meeting of the Board shall also state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

Section 4.4 Quorum; Required Vote. A quorum for the transaction of business at any meeting of the Board shall consist of (i) a majority of the total number of directors then in office and (ii) for so long as a Principal Stockholder’s Proportionate Percentage is at least 5%, at least one director nominated by such Principal Stockholder; provided, that, in the event a meeting of the Board is adjourned for a lack of a quorum because a director nominated by such a Principal Stockholder has not appeared at a duly called meeting for which such director received proper notice, the absence of such director shall not prevent a quorum at a Reconvened Meeting at which a majority of the total number of directors then in office are in attendance. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate of Incorporation, these Bylaws or the Stockholder Agreement. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent in Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or the Stockholder Agreement, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE V.

COMMITTEES OF DIRECTORS

Section 5.1 Establishment; Standing Committees. The Board may by resolution establish, name or dissolve one or more committees, each committee to consist of three or more of the directors and be comprised of such members of the Board as required by the Stockholder Agreement. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the Certificate of Incorporation, these Bylaws and the Stockholder Agreement, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it.

Section 5.3 Unavailable Powers. No committee of the Board shall have the power or authority to (i) amend the Certificate of Incorporation; (ii) amend the Bylaws of the Company; (iii) adopt an agreement of merger or consolidation; (iv) recommend to the stockholders (a) the sale, lease or exchange of all or substantially all of the Company’s property and assets or (b) a dissolution of the Company or a revocation of such a dissolution; or (v) unless the resolution establishing such committee or the Certificate of Incorporation expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board (such resolution or resolutions subject to the approval of at least one Director nominated by a Principal Stockholder for so long as such Principal Stockholder’s Proportionate Percentage is 10% or more and such Principal Stockholder has the right to nominate a Director pursuant to Section 2 of the Stockholder Agreement) and as provided in Section 4.01(c)(2) of the

General Corporations Law (14 L.P.R.A. §3561(c)(2)), fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company.

Section 5.4 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If any Principal Stockholder or its Partial Rights Transferee has any director designation rights pursuant to Section 2 of the Stockholder Agreement, an alternate member of any director designated by such Principal Stockholder or Partial Rights Transferee shall be designated by such Principal Stockholder or Partial Rights Transferee.

Section 5.5 Procedures. The time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Certificate of Incorporation, these Bylaws or the Stockholder Agreement. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

ARTICLE VI.

OFFICERS

Section 6.1 Elected Officers. The Board shall elect a Chief Executive Officer, a President, a Secretary and a Treasurer (collectively, the “Required Officers”) having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below that are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish.

Section 6.1.1 Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and of the Board. The Chairman of the Board shall advise and counsel the Chief Executive Officer, the President and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board or these Bylaws.

Section 6.1.2 Chief Executive Officer. The Chief Executive Officer (i) shall have general supervision of the affairs of the Company and general control of all of its business, subject to the ultimate authority of the Board and (ii) shall be responsible for the execution of the policies of the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and of the Board. If no Chief Executive Officer has been elected or is duly serving, the President shall serve as the Chief Executive Officer.

Section 6.1.3 President. The President (i) shall be the chief operating officer of the Company, (ii) shall, subject to the authority of the Chief Executive Officer and the Board,

have general management and control of the day-to-day business operations of the Company and (iii) shall consult with and report to the Chief Executive Officer. The President shall put into operation the business policies of the Company as determined by the Chief Executive Officer and the Board and as communicated to the President by the Chief Executive Officer and the Board. The President shall make recommendations to the Chief Executive Officer on all operational matters that normally would be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and of the Board.

Section 6.1.4 Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

Section 6.1.5 Secretary. The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Company and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the Company’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

Section 6.1.6 Assistant Secretaries. The Assistant Secretary (or, if there be more than one, the Assistant Secretaries in the order designated by the Board) shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

Section 6.1.7 Treasurer. The Treasurer shall perform all duties commonly incident to that office, including, without limitation, the care and custody of the funds and securities of the Company that from time to time may come into the Treasurer’s hands and the deposit of the funds of the Company in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize.

Section 6.1.8 Assistant Treasurers. The Assistant Treasurer (or, if there shall be more than one, the Assistant Treasurers in the order designated by the Board) shall, in the absence (or inability or refusal to act) of the Treasurer, perform the duties and exercise the powers of the Treasurer.

Section 6.1.9 Divisional Officers. Each division of the Company, if any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided, that, in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Company except as necessary in the pursuit of the normal and usual business of the division of which he is an officer.

Section 6.2 Election. All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

Section 6.3 Appointed Officers. The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents and may also remove such officers and agents or delegate the power to remove the same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 hereof for elected officers; provided, that, the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers.

Section 6.4 Multiple Officeholders, Stockholder and Director Officers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the Commonwealth of Puerto Rico. Officers, such as the Chairman of the Board, possessing authority over or responsibility for any function of the Board must be directors.

Section 6.5 Compensation; Vacancies. The compensation of elected officers shall be set by the Board. The Board also shall fill any vacancy in an elected office, subject to any requirements set forth in the Stockholder Agreement. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these Bylaws for the initial filling of such offices.

Section 6.6 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the Certificate of Incorporation or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

Section 6.7 Removal. Any officer may be removed, either with or without cause, by a majority vote of the directors in office at the time at any regular or special meeting of the Board.

ARTICLE VII.

SHARE CERTIFICATES

Section 7.1 Entitlement to Certificates. The shares of the Company shall be represented by certificates, provided that, subject to any requirements set forth in the Stockholder Agreement, the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares that, inter alia, may be evidenced by a book-entry system maintained by the duly appointed registrar of such stock. If shares are represented by certificates, such certificates shall be in a form, other than bearer form, approved by the Board. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company.

Section 7.2 Multiple Classes of Stock. Subject to the approval of at least one Director nominated by a Principal Stockholder for so long as such Principal Stockholder’s Proportionate Percentage is 10% or more and such Principal Stockholder has the right to nominate a Director pursuant to Section 2 of the Stockholder Agreement, if the Company shall be authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

Section 7.3 Signatures. Each certificate representing capital stock of the Company shall be signed by or in the name of the Company by (i) the Chairman of the Board, the President or a Vice President; and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer or duly appointed transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

Section 7.4 Issuance and Payment. Subject to the provisions of law, the Certificate of Incorporation, these Bylaws and the Stockholder Agreement, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

Section 7.5 Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.6 Transfer of Stock. Transfers of stock shall be made on the books of the Company only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon surrender to the Company or its transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares. In the case of certificated shares, upon transfer the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that, the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws and shall not do so unless said transfer was made in compliance with the provisions of Section 4 of the Stockholder Agreement.

Section 7.7 Registered Stockholders. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 7.8 Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VIII.

INDEMNIFICATION

Section 8.1 Right to Indemnification. To the fullest extent that the General Corporations Law or any other applicable law as the same exists or is hereafter amended permits, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was an incorporator, resident agent, director or officer of the Company or, while an incorporator, resident agent, director or officer of the Company, is or was serving at the request of the Company as such an incorporator, resident agent, director or officer, or as an employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as an incorporator, resident agent, director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized or permitted by the General Corporations Law or other applicable law, as the same exists or may hereafter be amended, against all liability and loss suffered by such Covered Person and all expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) incurred in a reasonable manner by such Covered Person in connection with such proceeding if such Covered Person acted in good faith and in a manner such Covered Person deemed to be reasonable and consistent with the best interests of the Company and not opposed thereto and, with respect to any criminal action or proceeding, had no reasonable cause to believe such Covered Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person (i) did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Company and (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, a Covered Person also shall have the right to be paid by the Company for the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending, testifying or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporations Law requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Company (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article VIII or otherwise.

Section 8.3 Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Company within 60 days after a written claim therefor has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person also shall be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by (a) the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (b) the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the General Corporations Law. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the General Corporations Law, nor an actual determination by the Company (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Company.

Section 8.4 Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article VIII shall not be exclusive of any other right that any Covered Person may have or hereafter acquire under the General Corporations Law, other applicable law, the Certificate of Incorporation, these Bylaws, the Stockholder Agreement, any other agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5 Insurance. The Company may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporations Law.

Section 8.6 Indemnification of Other Persons. This Article VIII shall not limit the right of the Company to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company and to any other person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VIII.

Section 8.7 Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Company or by changes in applicable law or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Company to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto) and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.8 Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Company” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company” for purposes of Section 4.08(i) of the General Corporations Law (14 L.P.R.A. §3568(i)).

Section 8.9 Contract Rights. The rights provided to Covered Persons pursuant to this Article VIII (a) shall be contract rights based upon good and valuable consideration, pursuant to which a Covered Person may bring suit as if the provisions of this Article VIII were set forth in a separate written contract between the Covered Person and the Company, (b) shall fully vest at the time the Covered Person first assumes his or her position as a director or officer of the Company, (c) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this Article VIII, (d) shall continue as to a Covered Person who has ceased to be a director or officer of the Company, and (e) shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 8.10 Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8.11 Indemnitor of First Resort. The Company hereby acknowledges that Covered Persons may have certain rights to indemnification, insurance and/or advancement of expenses provided by one or more Persons who employ Covered Persons or of which any Covered Person is a partner or member or with such Persons’ respective affiliated investment funds, managed funds and management companies, if applicable, or such Persons’ respective affiliates (collectively, the “Secondary Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort—meaning that, its obligations under this Article VIII are primary and any obligation of the Secondary Indemnitors to advance expenses and provide indemnification for the same expenses and liabilities incurred by Covered Persons are secondary, (ii) that it shall be required to advance the full amount of expenses incurred by Covered Persons and shall be liable for the full amount of any losses, claims, damages, liabilities and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, penalties and amounts paid in settlement) to the extent legally permitted and as required by the terms of these Bylaws, the Certificate of Incorporation, the Stockholder Agreement or any other agreement between the Company and any Covered Persons, without regard to any rights that Covered Persons may have against the Secondary Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims that it has or may have against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors shall affect the foregoing and that the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Persons against the Company. The Company and each Covered Person agree that Secondary Indemnitors are express third-party beneficiaries of this Article VIII.

ARTICLE IX.

INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

Section 9.1 Validity. Any contract or other transaction between the Company and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction or his participation or vote in such meeting or authorization.

Section 9.2 Disclosure; Approval. The foregoing shall, however, apply only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

(a) to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(b) to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote.

Section 9.3 Nonexclusive. This provision shall not be construed to invalidate any contract or transaction that would be valid in the absence of this provision.

ARTICLE X.

MISCELLANEOUS

Section 10.1 Definitions. Defined terms in these Bylaws, and in the Appendices and Annexes to these Bylaws, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in Appendix A. Other terms may be defined elsewhere in the text of these Bylaws and, unless otherwise indicated, shall have such meaning throughout these Bylaws and the Appendices and Annexes hereto.

Section 10.2 Place of Meetings. All stockholders, directors and committee meetings shall be held at such place or places, within or outside of the Commonwealth of Puerto Rico, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

Section 10.3 Fixing Record Dates.

(a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, that shall not precede the date upon which the resolution fixing the record date is adopted by the Board, which record date shall not be more than 60 nor less than ten days prior to any such action. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that, the Board may fix a new record date for the adjourned meeting.

(b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the Commonwealth of Puerto Rico, its principal place of business or to an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company’s registered office shall be by hand delivery or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 10.4 Means of Giving Notice. Whenever under law, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or stockholder at his address or telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be. Notice of any meeting of the Board may be given to a director by telephone and shall be deemed to be given when actually received by the director.

Section 10.5 Waiver of Notice. Except as otherwise provided in these Bylaws, whenever any notice is required to be given under law, the Certificate of Incorporation or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 10.6 Attendance via Communications Equipment. Unless otherwise restricted by law, the Certificate of Incorporation or these Bylaws, members of the Board, any committee thereof or, if done in accordance with Section 2.6.7, the stockholders may hold a meeting by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The Board shall make such communications equipment available upon the request of any director.

Section 10.7 Dividends. Dividends on the capital stock of the Company, paid in cash, property or securities of the Company and as may be limited by the General Corporations Law, other applicable law and applicable provisions of the Certificate of Incorporation (if any) may be declared by the Board at any regular or special meeting.

Section 10.8 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company. The Board may modify or abolish any such reserve in the manner in which it was created.

Section 10.9 Reports to Stockholders. The Board shall present at each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

Section 10.10 Contracts and Negotiable Instruments. Except as otherwise provided by law or these Bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the Chairman of the Board, the Chief Executive Officer or the President. The Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board. Unless authorized so to do by these Bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or any amount.

Section 10.11 Fiscal Year. The fiscal year of the Company shall end on December 31 of each calendar year.

Section 10.12 Seal. The seal of the Company shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word (“SEAL”) adjacent to the signature of the person authorized to execute the document on behalf of the Company.

Section 10.13 Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business in the Commonwealth of Puerto Rico. The Company shall keep a record of its stockholders at its registered office or principal place of business or at the office of its transfer agent or registrar, stating the names and addresses of all stockholders and the number and class of the shares held by each.

Section 10.14 Resignation. Any director, committee member, officer or agent may resign by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein or, if no time is specified, immediately. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.15 Surety Bonds. Such officers and agents of the Company (if any) as the Chairman of the Board, the Chief Executive Officer, the President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the Chairman of the Board, the Chief Executive Officer, the President or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

Section 10.16 Proxies in Respect of Securities of Other Corporations. The Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights that the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities. The Chairman of the Board, the Chief

Executive Officer, the President, any Vice President or the Secretary may instruct such person or persons as to the manner of exercising such powers and rights. The Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Company may exercise such powers and rights.

Section 10.17 Conflict with Stockholder Agreement. The Company is a party to the Stockholder Agreement. To the extent that the terms of these Bylaws and the terms of the Stockholder Agreement are inconsistent, the terms of the Stockholder Agreement shall control.

Section 10.18 Amendments. These Bylaws may be amended, altered, changed or repealed or new Bylaws may be adopted only in accordance with Article VII of the Certificate of Incorporation.

Appendix A

In this Appendix, and in these Bylaws and the Annexes hereto, the following terms shall have the meanings assigned below, and the terms listed in the chart below shall have the meanings assigned to them in the Section of these Bylaws set forth opposite of such term.

Term:	Section:
advancement of expenses	Section 8.2
Board	Section 1.2
Covered Person	Section 8.1
Derivative Instrument	Section 2.5.1(b)
Exchange Act	Section 2.5.1(a)
final adjudication	Section 8.2
General Corporations Law	Section 2.3
Proceeding	Section 8.1
Required Officers	Section 6.1
Secondary Indemnitors	Section 8.11
Short Interest	Section 2.5.1(b)
undertaking	Section 8.2
Voting Commitment	Section 2.5.4

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with, such Person. Notwithstanding the foregoing, (i) with respect to Apollo, the term “Affiliate” shall (x) include any investment fund with respect to which Apollo Global Management LLC or its Controlled Affiliates (including its and their respective successors) are the sole or, if not sole, primary investment managers and, subject to clause (y) below, each of their Subsidiaries and (y) not include portfolio companies of Apollo Global Management LLC or its Controlled Affiliates and, (ii) with respect to Popular (to the extent that at the time of determination it is engaged in a private equity or similar business), the term “Affiliate” shall not include portfolio companies of Popular or its Controlled Affiliates.

“Apollo” means AP Carib Holdings, Ltd., an exempted company organized under the laws of the Cayman Islands.

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, dated as of April 17, 2013, as amended from time to time.

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“Common Stock” shall have the meaning ascribed to such term in the Certificate of Incorporation.

“Complete Rights Transferees” shall have the meaning ascribed to such term in the Certificate of Incorporation.

“Control,” and its correlative meanings, “Controlling” and “Controlled,” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Director Nomination Right” means the right of a Principal Stockholder or Partial Rights Transferee to nominate one or more Directors in accordance with Section 2 of the Stockholder Agreement.

“Director Nominee” means a Director nominated by a Principal Stockholder or Partial Rights Transferee pursuant to a Director Nomination Right.

“Government Entity” means any federal, national, supranational, state, provincial, Commonwealth, local or foreign or similar government, governmental subdivision, regulatory or administrative body or other governmental or quasi-governmental agency, tribunal, commission, court, judicial or arbitral body or other entity with competent jurisdiction.

“Holders” mean the holders of Common Stock who are parties to the Stockholder Agreement.

“Partial Rights Transferee” shall have the meaning ascribed to such term in the Certificate of Incorporation.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

“Popular” means Popular, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico.

“Principal Stockholder” means Apollo, Popular and each of their respective Complete Rights Transferees.

“Proportionate Percentage” shall have the meaning ascribed to such term in the Certificate of Incorporation.

“Reconvened Meeting” means a meeting of the Board or the stockholders, as the case may be, that (i) has been properly called in accordance with these Bylaws (including by given proper notice of such meeting in accordance with Section 2.3 or Section 4.4, as applicable) as if such meeting was not an adjourned meeting and (ii) has the same agenda as a previously convened meeting that was adjourned due to the lack of a quorum.

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“Stockholder Agreement” means that certain Stockholder Agreement, dated as of April 17, 2012, among the Company, Apollo, Popular, EVERTEC Intermediate Holdings, LLC (f.k.a. Carib Holdings, Inc.) and each of the Holders, as amended on March 27, 2013, as it may be further amended or supplemented from time to time.

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